Exhibit 11 - Computation of Earnings Per Share

                           GAME FINANCIAL CORPORATION
                                   FORM 10-QSB
                                  JUNE 30, 1997

                                             3 MONTHS ENDED               6 MONTHS ENDED
                                                 JUNE 30,                    JUNE 30,
Primary:                                   1997          1996          1997          1996
                                       ------------------------    ------------------------
Weighted average shares outstanding     4,520,655     4,501,408     4,520,639     4,426,840
Net effect of dilutive stock
   options - based on the
   treasury stock method using
   average market price                   189,939       213,596       169,905       242,840
                                       ------------------------    ------------------------
Totals                                  4,710,594     4,715,004     4,690,544     4,669,680

Net Income                             $  573,955    $  358,793    $1,013,328    $  642,674
                                       ------------------------    ------------------------
Net Income Per Share                   $     0.12    $     0.08    $     0.22    $     0.14
                                       ========================    ========================


Fully Diluted:
Weighted average shares outstanding     4,520,655     4,501,408     4,520,639     4,426,840
Net effect of dilutive stock
   options - based on the
   treasury stock method using
   the higher of the average
   or the closing price                   207,177       229,693       176,758       255,202
                                       ------------------------    ------------------------
Totals                                  4,727,832     4,731,101     4,697,397     4,682,042

Net Income                             $  573,955    $  358,793    $1,013,328    $  642,674
                                       ------------------------    ------------------------
Net Income Per Share                   $     0.12    $     0.08    $     0.22    $     0.14
                                       ========================    ========================


All shares outstanding have been restated to give effect to the 5-for-4 stock splits declared during September 1995 and June 1996.